Exhibit 3.9

CERTIFICATE OF INCORPORATION
OF
Hoechst Celanese Chemicals, Inc.

1.   The name of the corporation is

Hoechst Celanese Chemicals, Inc.

2.   The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.   The total number of shares of stock which the corporation shall have authority to issue is one thousand common (1,000) and the par value of each such shares is Ten Cents ($0.10), amounting in the aggregate to One Hundred Dollars ($100.00).

5.   The Board of Directors is authorized to make, alter or repeal the By-Laws of the corporation. Election of Directors need not be by written ballot.

6.   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1)                                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)                                  The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3)                                  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)                                  No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 114 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(5)                                  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

7.   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the board of Directors or in the By-Laws of the Corporation.

8.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.   The name and address of the incorporator is:

D. M. Dembkowski
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of November, 1995.

/s/ D.M. Dembkowski

2

CERTIFICATE OF MERGER OF
HOECHST CELANESE CHEMICAL, INC.
a Texas corporation
WITH AND INTO
HOECHST CELANESE CHEMICALS, INC.
a Delaware Corporation

PURSUANT TO SECTION 252 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Pursuant to Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”), Hoechst Celanese Chemicals, Inc., a Delaware corporation (the “Company”), one of the constituent corporations to and the surviving corporation in a merger (the “Merger”) with Hoechst Celanese Chemical, Inc., a Texas Corporation (“HCCI”), has executed this Certificate of Merger in accordance with Section 103 of the DGCL.

The Company hereby certifies that:

1.                                       The names and states of incorporation of the Company and HCCI are:

NAME	STATE OF INCORPORATION

Hoechst Celanese Chemicals, Inc.	Delaware
Hoechst Celanese Chemical, Inc.	Texas

2.                                       The Agreement and Plan of Merger dated December 22, 1995 (the “Merger Agreement’), by and between the Company and HCCI, has been approved, adopted, certified, executed and acknowledged by each of the Company and HCCI in accordance with Section 252 of the DGCL.

3.                                       The name of the surviving corporation in the Merger is Hoechst Celanese Chemicals, Inc.

4.                                       The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of the Company, as in effect immediately prior to the effective date of the Merger (the “Effective Date”). until thereafter amended as provided by law.

5.                                       The executed Merger Agreement between the Company and HCCI is on file at the principal place of business of the Company, the address of which is as follows: 2850 Cherry Road, Rock Hill, South Carolina 29730.

6.                                       The authorized capital stock of each constituent corporation which is not a corporation of the State of Delaware is as follows:

Hoechst Celanese Chemical, Inc.                   1,000 common Shares (no par value).

7.                                       A copy of the Merger Agreement will be furnished by the Company, on request and without cost, to any stockholder of the Company or HCCI.

IN WITNESS WHEREOF, this Certificate has been executed in accordance with Section 103 of the DGCL, effective as of the 31st day of December, 1995.

HOECHST CELANESE CHEMICALS, INC.
a Delaware Corporation

			By:	/s/ Harry R. Benz
Harry R. Benz
President

ATTEST:

By:	/s/	Julie K. Chapin
Julie K. Chapin
Assistant Secretary

DATE: December 27, 1995

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
HOECHST CELANESE CHEMICALS, INC.

Hoechst Celanese Chemicals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.                                       That the Board of Directors of this Corporation, by unanimous written consent, adopted a resolution, proposing and declaring advisable, the following amendment to the Certificate of Incorporation of this Corporation:

RESOLVED, that, effective as of November 10,1997, Article I of the Certificate of Incorporation of Hoechst Celanese Chemicals, Inc., dated November 28, 1995 be amended to read as follows:

“The name of the corporation is

CELANESE CHEMICALS, INC.”

2.                                       That pursuant to unanimous written consent, the holder of all of the outstanding shares entitled to vote thereon voted in favor of said amendment.

3.                                       That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4.                                       That the capital of said Corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Hoechst Celanese Chemicals, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Harry R. Benz, its President, and attested by Edmond A. Collins, its Secretary, this 7th day of November, 1997.

HOECHST CELANESE CHEMICALS, INC.

/s/ Harry R. Benz
Harry R. Benz
President

[SEAL]

ATTEST:

/s/ Edmond A. Collins
Edmond A. Collins
Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
VIRCHEM, INC.
INTO
CELANESE CHEMICALS, INC.

(PURSUANT TO SECTION 253
OF THE GENERAL CORPORATION LAW OF DELAWARE)

Celanese Chemicals, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:                                                        That both the Corporation and Virchem, Inc. (“VIRCHEM”) are corporations organized and existing under the General Corporation Law of the State of Delaware.

SECOND:                                        That the Corporation owns all of the issued and outstanding shares of the common stock, par value $1.00 per share, of VIRCHEM, and there is no other class of stock of VIRCHEM.

THIRD:                                                     That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 28th day of August 2000, determined to merge into itself VIRCHEM on the conditions set forth in such resolutions, effective upon the filing of this Certificate with the Secretary of State of Delaware (the “Effective Time”):

NOW THEREFORE BE IT RESOLVED, that this Corporation merge into itself its subsidiary, VIRCHEM, and assume all of said subsidiary’s liabilities and obligations; and

FURTHER RESOLVED, that the Vice President of this Corporation be and he hereby is directed to make and execute, and the Assistant Secretary of this Corporation be and he hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions for the merger of VIRCHEM into this Corporation and to assume VIRCHEM’s liabilities and obligations and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the office of the Recorder of Deeds, and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect the merger.  At the time of filing the Certificate of Ownership and Merger (the “Effective Time”), VIRCHEM shall cease to exist, and by virtue of the merger and without any action on the part of this Corporation or VIRCHEM, each share of Common Stock, par value $1.00 per share, of VIRCHEM issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and no payment or other consideration shall be made with respect thereto.

IN WITNESS WHEREOF, Celanese Chemicals, Inc. has caused its corporate seal to be affixed and this Certificate to be signed by Edmond A Collins, its authorized officer, this 29th day of August, 2000.

Celanese Chemicals, Inc.

/s/ Edmond A. Collins
Edmond A. Collins
Vice President

ATTEST:

/s/ Robert G. Longaker, II
Robert G. Longaker, II
Assistant Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
CELANESE COMPANY OF AMERICA, INC.
INTO
CELANESE CHEMICALS, INC.

(PURSUANT TO SECTION 253
OF THE GENERAL CORPORATION LAW OF DELAWARE)

Celanese Chemicals, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:                                                        That both the Corporation and Celanese Company of America, Inc. (“COCA”) are corporations organized and existing under the General Corporation Law of the State of Delaware.

SECOND:                                        That the Corporation owns all of the issued and outstanding shares of the common stock, par value $100.00 per share, of COCA, and there is no other class of stock of COCA.

THIRD:                                                     That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 6th day of October 2003, determined to merge into itself COCA on the conditions set forth in such resolutions, effective upon the filing of this Certificate with the Secretary of State of Delaware (the “Effective Time”);

NOW THEREFORE BE IT RESOLVED, that this Corporation merge into itself its subsidiary, COCA, and assume all of said subsidiary’s liabilities and obligations; and

FURTHER RESOLVED, that the Vice President of this Corporation be and he hereby is directed to make and execute, and the Secretary of this Corporation be and he hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions for the merger of COCA into this Corporation and to assume COCA’s liabilities and obligations as of the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the office of the Recorder of Deeds, and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect the merger.  At the time of filing the Certificate of Ownership and Merger (the “Effective Time”), COCA shall cease to exist, and by virtue of the merger and without any action on the part of this Corporation or COCA, each share of Common Stock, par value $100.00 per share, of COCA issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and no payment or other consideration shall be made with respect thereto.

IN WITNESS WHEREOF, Celanese Chemicals, Inc. has caused its corporate seal to be affixed and this Certificate to be signed by Bruce Bennett, its authorized officer, this 18th day of November, 2003.

Celanese Chemicals, Inc.

/s/ Bruce Bennett
Bruce Bennett
Vice President

ATTEST:

/s/ Julie K. Chapin
Julie K. Chapin
Secretary